Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to 2016 Equity Incentive Plan, as Amended and Restated of NantHealth, Inc. of our report dated February 28, 2020, with respect to the consolidated financial statements of NantHealth, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2019, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Los Angeles, California
June 19, 2020